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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2000 Employee Plan and the 2000 Non-Employee Directors Plan of PacifiCare Health Systems, Inc. of our report dated February 3, 2000 with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                            ERNST & YOUNG LLP

Irvine, California
August 10, 2000